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As filed with the Securities and Exchange Commission on December 23, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANGEION CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1579150 (I.R.S. Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota 55127
(Address of Principal Executive Offices and zip code)

ANGEION CORPORATION 2002 STOCK OPTION PLAN
(Full title of the Plan)

Copy to:

Richard E. Jahnke
President and Chief Executive Officer
Angeion Corporation
350 Oak Grove Parkway
Saint Paul, MN 55127
(651) 484-4874
(Name, address and telephone number,
including area code, of agent for service)	Thomas G. Lovett, IV Lindquist & Vennum P.L.L.P. 4200 IDS Center Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 par value to be issued pursuant to the Angeion Corporation 2002 Stock Option Plan	600,000	$1.32(1)	$792,000(1)	$72.86

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq Small Cap Market on December 19, 2002.

PART I

        Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

  (a)
  The Annual Report of the Company on Form 10-KSB for the year ended December 31, 2001.

  (b)
  The Quarterly Reports of the Company on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and the Current Reports of the Company on Form 8-K filed on June 26, 2002, October 31, 2002 and November 25, 2002.

  (c)
  The description of the Company's Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 0-17019), filed on October 28, 2002, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.    Interests of Named Experts and Counsel.

        Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Thomas G. Lovett, IV, a partner at Lindquist & Vennum P.L.L.P., is the Secretary of the Company.

Item 6.    Indemnification of Directors and Officers.

        Article VI of the Company's Amended and Restated Articles of Incorporation provides that a director of the Company is not liable for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Article V of the Company's Amended and Restated Bylaws provides that each director, officer or agent of the Company, past or present, and each person who serves or may have served at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, and their respective heirs, administrators and executors, shall be indemnified by the Company to the fullest extent permitted by the Minnesota Business Corporation Act, as amended, or by other provisions of law.

        Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

  (1)
  Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

  (2)
  Acted in good faith;

  (3)
  Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

  (4)
  In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

  (5)
  In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits. (Filed electronically herewith)

  Exhibits

4.1	Angeion Corporation 2002 Stock Option Plan
5.1	Opinion of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, independent certified public accountants
24.1	Power of Attorney (included on signature page)

Item 9.    Undertakings.

        (a)  The Company hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 20, 2002.

ANGEION CORPORATION
By	/s/ RICHARD E. JAHNKE Richard E. Jahnke, President and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned officers and directors of Angeion Corporation hereby constitute and appoint Richard E. Jahnke with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 20, 2002.

Signatures

/s/ RICHARD E. JAHNKE Richard E. Jahnke, President and Chief Executive Officer (Principal Executive Officer)
/s/ DALE H. JOHNSON Dale H. Johnson Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ARNOLD A. ANGELONI Arnold A. Angeloni, Director
/s/ JEFFREY T. SCHMITZ Jeffrey T. Schmitz, Director
/s/ JOHN C. PENN John C. Penn, Director

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PART I
PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits. (Filed electronically herewith)
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY